Exhibit 99.906 CERT

certification

In connection with the semi-annual report of Origin Real Estate Credit Fund (the “Registrant”) on Form N-CSR for the period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officers of the Registrant each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of each such officer’s knowledge that:

1.       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Scherer	/s/ Peter Sattelmair
David Scherer	Peter Sattelmair
Date: September 4, 2026	Date: September 3, 2026

President and Principal Executive Officer	Treasurer and Principal Financial Officer
Origin Real Estate Credit Fund	Origin Real Estate Credit Fund